Exhibit 3.63

CERTIFICATE OF INCORPORATION

OF

RAV CORP.

(Under Section 402 of the Business Corporation Law)

FIRST:  The name of the Corporation shall be RAV CORP.

SECOND:  The purposes for which said Corporation is to be formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law.  The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:  The city, incorporated village or town and the county within the State of New York in which the office of the Corporation is to be located are as follows:

City	County
Rochester	Monroe

FOURTH:  The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred (200) shares of Common Stock without par value.

FIFTH:  The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served.  The Post Office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

c/o Reltron Corporation
45 Gould Street
Rochester, New York 14610

IN WITNESS WHEREOF, I subscribed this Certificate and affirm that the statements made herein are true under the penalties of perjury this 2nd day of July, 1984.

/s/
Susan Feger,
Incorporator
551 Fifth Avenue
New York, New York 10017

CERTIFICATE OF INCORPORATION

OF

RAV CORP.

(Under Section 402 of the Business Corporation Law)

FIRST:                                                  The name of the Corporation shall be RAV CORP.

SECOND:                                   The purposes for which said Corporation is to be formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law.  The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

City	County
Rochester	Monroe

THIRD:                                             The city, incorporated village or town and the county within the State of New York in which the office of the Corporation is to be located are as follows:

FOURTH:                                  The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred (200) shares of Common Stork without par value.

FIFTH:                                                 The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served.  The Post Office address within or without the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

c/o Reltron Corporation
45 Gould Street
Rochester, New York 14610

IN WITNESS WHEREOF, I subscribed this Certificate and affirm that the statements made herein are true under the penalties of perjury this 2nd day of July   , 1984.

/s/
Susan Feger,
Incorporator
551 Fifth Avenue
New York, New York 10017

Certificate of Amendment of Certificate of

Incorporation of RAV Corp.

under Section 805 of the Business Corporation Law

We the undersigned, the President of RAV Corp. and the Secretary thereof, hereby certify:

1.                    The name of the corporation is RAV Corp.

2.                    The Certificate of Incorporation was filed by the Department of State on July 5, 1984 under the name RAV Corp.

3.                    The Certificate of Incorporation is amended as follows:

To change the corporate name.  Paragraph First of the Certificate is amended to read:

“FIRST:  The name of the Corporation shall be Voit Sports, Inc.”

4.                    The above amendment to the Certificate of Incorporation was authorized by the Board of Directors followed by the written consent of the sole shareholder of the Corporation.

IN WITNESS WHEREOF, the undersigned have subscribed this Certificate and affirm that the statements made herein are true under the penalties of perjury this 21st day of August, 1984.

/s/
David H. Goldman, President

/s/
Michael Zollo, Secretary

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

VOIT SPORTS, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST:  The name of the corporation is: VOIT SPORTS, INC.

If the name of the corporation has changed, the name under which it was formed is

RAV CORP.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

JULY 5, 1984

THIRD: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph.) The amendment effected by this certificate of amendment is as follows:

Paragraph      FIRST    of the Certificate of Incorporation relating to the THE NAME OF THE

CORPORATION

Is hereby amended to read in its entirety as follows:

THE NAME OF THE CORPORATION IS:  TASCO OPTICS CORPORATION

FOURTH: The certificate of amendment was authorized by: [Check the appropriate box]

The vote of the board of directors followed by a vote of a majority of the holders of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares

/s/	WILLIAM L. YAGER, VICE PRESIDENT
(Signature)	(Name and Capacity of Signer)

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231

CERTIFICATE OF CHANGE OF Tasco Optics Corporation
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST:  The name of the corporation is: Tasco Optics Corporation

If the name of the corporation has changed, the name under which it was formed is

RAV CORP.

SECOND: The certificate of incorporation was filed by the Department of State on: 7-5-1984

THIRD: The change(s) effected hereby are.   [Check the appropriate box(es)]

☐       The county location, within this state, in which the officer of the corporation is located, is changed to:

☐       The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to:

☐            The corporation hereby: [Check one]

☐            Designates  National Registered Agents, Inc.

as its registered agent upon whom process against the corporation may be served.

The street address of the registered agent is:

875 Avenue of the Americas, Suite 501, New York, NY 10001

☐            Changes the designation of its registered agent to:

                                                        .The street address of the registered agent is:

☐            Changes the address of its registered agent to:

☐            Revokes the authority of its registered agent.

FOURTH:  The change was authorized by the board of directors.

/s/	Teresa Forkner, Secretary
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF CHANGE
OF

Tasco Optics Corporation
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name                                                                     Teresa Forkner

Address                                                                                              9200 Cody

City, State and Zip Code                      Overland Park, KS 66214

NOTE:  This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationary stores. The Department of State recommends that all documents be prepared under the guidance of an attorney.  The certificates must be submitted with a $30 filing fee.

For Office Use only

Certificate of Change

of

TASCO OPTICS CORPORATION

Under Section 805-A(b) of the Business Corporation Law

FIRST: The name of the corporation is:

TASCO OPTICS CORPORATION

If the name of the corporation has been changed, the name under which it was formed is:

RAV CORP.

SECOND:  The certificate of incorporation was filed with the Department of State on:

7/5/1984

THIRD:  The change effected hereby is:

The address of the registered agent is change to:

National Registered Agents, Inc.
111 Eighth Avenue
New York, New York 10011

FOURTH:  The undersigned is the designated registered agent of the corporation.

FIFTH:  A notice of this change was mailed to the corporation by the undersigned not less than 30 days prior to the date of delivery of this certificate to the Department of State.  The corporation has not objected thereto.

NATIONAL REGISTERED AGENTS, INC.
Name of Registered Agent

By:	/s/

Kathleen Fritz, Vice President
Name and Title

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code:
41 State Street
Albany, NY 12231

CERTIFICATE OF CHANGE
OF

TASCO OPTICS CORPORATION
(Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law
(for use by agent)

FIRST:  The name of the corporation is:

TASCO OPTICS CORPORATION

Said corporation is hereinafter referred to as the “Domestic Corporation.”

If the name of the Domestic Corporation has changed, the name under which the corporation was formed is RAV CORP.

SECOND: The date on which the certificate of incorporation was filed by the Department of State is

7/5/1984

THIRD: The only change effected hereby is: the post office address to which the Secretary of State shall mail a copy of any process against the Domestic Corporation served upon the Secretary of State is changed to:

National Registered Agents, Inc.

111 Eighth Avenue

New York, New York 10011

FOURTH:  The undersigned person, partnership, or corporation (hereinafter referred to as the “Agent”) is the agent of the Domestic Corporation to whose address the Secretary of State is required to mail copies of process against the Domestic Corporation served upon the Secretary of State.  The post office address previously designated by the Domestic Corporation for that purpose was the address of the undersigned Agent, and the address specified in paragraph Third above is the new address of the undersigned Agent. The undersigned Agent mailed a notice of the proposed change of address to the Domestic Corporation not less than thirty days prior to the date of delivery of this Certificate to the Department of State.  The Domestic Corporation has not objected to the change of address effected hereby. The undersigned Agent is authorized by

Business Corporation Law section 805-A(b) to sign and delivery this Certificate.

/s/	National Registered Agents, Inc.
(Signature)	(Type or Print Name of “Agent”)

Kathleen Fritz, Vice President
If the “Agent” is not a natural person, type or print the name and title of person signing this Certificate on behalf of “Agent”

CERTIFICATE OF CHANGE

OF

TASCO OPTICS CORPORATION
(Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name	National Registered Agents, Inc.
Address	111 Eighth Avenue
City, State and Zip Code	New York, New York 10011

NOTE:  This sample form is provided by New York State Department of State Division of Corporations for filing a certificate of change to change the address of the agent for service of process of a domestic corporation. This form is designed to satisfy the minimum filing requirements pursuant to the Business Corporation Law. The Division will accept any other form which complies with the applicable statutory provisions. This Division recommends that this legal document be prepared under the guidance of an attorney.  The Division does not provide legal, accounting or tax advice. This certificate must be submitted with a $5 filing fee made payable to the “Department of State.”

CERTIFICATE OF CHANGE
OF
TASCO OPTICS CORPORATION

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.              The name of the corporation is TASCO OPTICS CORPORATION.  It was incorporated under the name RAV CORP.

2.              The Certificate of Incorporation of said corporation was filed by the Department of State on JULY 05, 1984.

3.              The following as authorized by the Board of Directors:

To change the county location of the corporation’s office in New York to

.

To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which my be served on him to: c/o C T Corporation System, 111 Eighth Avenue, New York, N.Y. 10011.

To change the registered agent in New York upon whom all process against the corporation may be served to:  C T CORPORATION SYSTEM, at 111 Eighth Avenue, New York, N.Y. 10011.

/s/
Name and Capacity of Signer
Doris K. Tuura, Assistant Secretary